As filed with the Securities and Exchange Commission on January 19, 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 18, 2011

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Suite 110, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.10.  Other Events.

In February 2007, B&G Foods entered into a six-year interest rate swap agreement in order to effectively fix at 7.0925% the interest rate payable for our $130.0 million of term loan borrowings under our credit agreement through the life of the term loan, which matures in February 2013.

On January 18, 2011, B&G Foods terminated the interest rate swap agreement by making a payment of $12.4 million to the counterparty, representing the approximate present value of the expected remaining settlement payments that otherwise were to have been due to the counterparty through maturity of the term loan.  In connection with the termination, B&G Foods and the counterparty released each other from all obligations under the interest rate swap agreement, including, without limitation, the obligation to make periodic payments thereunder.  B&G Foods did not pay any termination penalty in connection with the termination of the interest rate swap agreement.

As a result of the termination, B&G Foods’ interest obligations for the term loan borrowings through maturity in 2013 will now be determined based upon an interest rate equal to LIBOR plus 2.00%.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: January 19, 2011	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President,
General Counsel and Secretary